Exhibit 99.1

Madison Air Reports First Quarter 2026 Results

•Backlog up 115.5% year-over-year and orders up 29.1% on a combined basis***
•Net sales of $923.7 million, up 33.8%, including 12.5% on a pro forma basis**
•Net income of $43.0 million, down 6.9%, adjusted net income* up 32.1%
•Adjusted EBITDA* of $233.4 million, up 38.7%, with adjusted EBITDA margin* of 25.3%, up 89 bps
•Cash flow from operations - continuing operations of $57.8 million and free cash flow* of $50.4 million
•Continued de-leveraging, pre-IPO down ~0.2x from year end, post IPO adjusted net leverage 3.0x
*This news release contains non-GAAP financial measures. Definitions and reconciliations of the non-GAAP financial measures can be found under “Selected Financial Data, Non-GAAP Measures and Definitions.”
**Financial information presented on a Pro Forma basis solely to give effect to the AprilAire Acquisition as if such transaction had occurred on January 1, 2025. See the unaudited pro forma combined statements of operations filed as Exhibit 99.1 to our Quarterly Report on Form 10-Q for a description of the adjustments and assumptions underlying the Pro Forma financial information
***For the three months ended March 31, 2025, certain results are presented on a “combined basis” as the sum of the amounts for the Company for such period and the amounts for AprilAire for the same period, without any other adjustments. This presentation does not comply with GAAP or SEC rules for pro forma presentation.

Chicago, Illinois, May 12, 2026 - Madison Air Solutions Corporation (NYSE: MAIR) (the “Company” or “Madison Air”), a global provider of air quality solutions, today reported financial results for the first quarter of 2026.
“We delivered a strong start to the year, with record net sales increasing 12.5% year over year on a pro forma basis, driven by solid demand across our end markets and consistent execution by our team,” said Jill Wyant, President and CEO. “Our results reflect the strength of our Return on Air™ value proposition, our focus on growth markets, and our unique operating model, which helped drive backlog growth and momentum across the portfolio.
Following the quarter, we successfully completed our initial public offering—an important milestone that gives us greater financial flexibility to support our long-term growth. As a public company, we have the capital structure to pursue our mission, execute our strategy, and continue investing in the business while delivering differentiated value for our customers.
Looking ahead, we remain focused on serving our customers and team, executing with discipline and driving sustainable, profitable growth. With our market positions and continued momentum, we are confident in our ability to build on this progress in the quarters and years ahead.”
Recent highlights include:
•On April 17, 2026, the Company completed its initial public offering (“IPO”) of 95,096,154 Class A common stock, which includes shares issued after the underwriters fully exercised their option, at an offering price of $27.00 per share. In addition, the Company issued 3,703,704 shares of Class B common stock under a concurrent private placement at a price of $27.00 per share. The Company received net proceeds from the IPO and concurrent private placement of $2,584.2 million after deducting underwriting discounts and commissions (excluding offering related expenses). Net proceeds from the IPO and private placement, together with $77.1 million of cash on hand, were used to repay an aggregate $2,661.2 million of outstanding borrowings under the Initial Term Loan Facility and Incremental Term Loan Facility, consisting of $2,425.7 million of principal and $35.4 million of accrued interest on our Initial Term Loan and $158.4 million of principal and $41.6 million of accrued interest on our Incremental Term Loan.

First Quarter 2026 Results

	(Unaudited)
	Three months ended March 31,
(in millions, except per share amounts)	2026	2025	% Change
GAAP Metrics
Net sales	$923.7	$690.4	33.8%
Net Income (Loss)	43.0	46.2	(6.9)%
Net Income (Loss) margin	4.7%	6.7%	204 bps
Continuing Earnings Per Share (EPS)	33,617	36,762	(8.6)%
Cash from Operating Activities	57.8	54.9	5.3%
Non-GAAP Metrics
Organic sales	770.9	690.4	11.7%
Adjusted net income (loss)	92.5	70.0	32.1%
Adjusted net income (loss) margin	10.0%	10.1%	12 bps
Adjusted EPS	83,088	60,532	37.3%
Free cash flows (FCF)	50.4	50.4	—%
Adjusted EBITDA	233.4	168.3	38.7%
Adjusted EBITDA margin	25.3%	24.4%	89 bps

By Segment
Commercial	$609.8	$493.6	23.5%
Residential	315.6	197.5	59.8%
Eliminations	(1.7)	(0.7)	142.9%
Net Sales	$923.7	$690.4	33.8%

Commercial	$161.0	$128.4	25.4%
Residential	79.3	43.2	83.6%
Central and other costs	(6.9)	(3.3)	109.1%
Adjusted EBITDA	$233.4	$168.3	38.7%
Full-Year 2026 Guidance**

Current Guidance**
Net Sales	$3,750 to $3,850 million
Adjusted EBITDA*	$1,020 to $1,065 million
*Note: When the Company provides expectations for non-GAAP measures on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort, because certain material reconciling items, such as depreciation and amortization, interest expense, and provision for income tax cannot be estimated due to factors outside of the Company’s control and could have a material impact on the reported results. See “Selected Financial Data, Non-GAAP Measures and Definitions” below for additional information.
**Based on information as of May 12, 2026 and may be impacted by factors outside of the Company’s control.
First Quarter 2026 Results by Segment
Commercial Segment. Delivers highly engineered, custom and semi-custom air quality systems to support process control, regulatory compliance, energy efficiency and productivity in mission-critical environments.

	(Unaudited)
	Three months ended March 31,
(in millions)	2026	2025	% Change
Net sales	$609.8	$493.6	23.5%
Adjusted EBITDA	161.0	128.4	25.4%
Adjusted EBITDA margin	26.4%	26.0%	39 bps
Net sales for our Commercial segment increased $116.2 million, or 23.5%, for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. Acquisitions contributed $25.7 million or 5.2% of net sales. Organically, our Commercial net sales increased by 17.2%. More than half of this organic growth was driven by our data center cooling business. These increases were partially offset by volume declines in air handling and commercial dehumidification.
Commercial segment Adjusted EBITDA increased $32.6 million, or 25.4%, for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The acquisition of AprilAire in May 2025 (the “AprilAire Acquisition”) contributed $5.8 million of Adjusted EBITDA to the Commercial segment growth. Adjusted EBITDA growth was driven by volume growth, and productivity improvements.

Residential Segment. Offers a full suite of healthy air solutions with an integrated portfolio of trusted brands.

	(Unaudited)
	Three months ended March 31,
(in millions)	2026	2025	% Change
Net sales	$315.6	$197.5	59.8%
Adjusted EBITDA	79.3	43.2	83.6%
Adjusted EBITDA margin	25.1%	21.9%	325 bps
Net sales for our Residential segment increased $118.1 million, or 59.8%, for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. Acquisitions contributed $120.7 million or 61.1% to net sales. Organically, our Residential net sales decreased by 1.9% driven by modest volume declines in our professional distribution channels for ventilation solutions, net of price increases.
Residential segment Adjusted EBITDA increased $36.1 million, or 83.6%, for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. Acquisitions contributed $37.5 million of Adjusted EBITDA. After considering the AprilAire Acquisition in May 2025, Adjusted EBITDA decreased by $1.4 million due to modest volume declines in our professional distribution channels for ventilation solutions.
Cash Flows and Balance Sheet

	(Unaudited)
	Three months ended March 31,
(In millions)	2026	2025	% Change
Net cash flows provided by operating activities — continuing operations	$57.8	$54.9	5.3%
Purchases of property, plant and equipment	(7.4)	(4.5)
FCF	$50.4	$50.4	—%
FCF Conversion	117.2%	111.5%	812 bps
Madison Air generated $57.8 million of cash flow from operations and invested $7.4 million in capital expenditures, resulting in free cash flow of $50.4 million. This compares to $54.9 million of cash flow from operations, $4.5 million in capital expenditures, and $50.4 million in free cash flow for the prior-year period.
As of March 31, 2026, prior to the completion of its initial public offering, the Company had cash and cash equivalents of $228.6 million and a balance on its revolving credit facility of $334.3 million. Total debt was $5,712.5 million at quarter-end. Net Proceeds from the IPO and private placement, together with $77.1 million of cash on hand, were used to repay $2,661.2 million of outstanding borrowings under the Initial Term Loan Facility and Incremental Term Loan Facility, consisting of $2,425.7 million of principal and $35.5 million of accrued interest on our Initial Term Loan and $158.4 million of principal and $41.6 million of accrued interest on our Incremental Term Loan.
JJ Foley, Chief Financial Officer, said, “Our cash flow and balance sheet demonstrate the discipline at the core of our business. We delivered strong free cash flow in the quarter, with capital expenditures less than 1% of net sales and free cash flow conversion of 117.2%, enabling us to fund organic growth while maintaining a strong balance sheet. Combined with our Return on Air™ value proposition, we are well positioned to scale in advantaged markets and compound value over the long term.”
SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS
Following are tables that present the Company's selected financial data.
Madison Air reports its financial results in accordance with United States GAAP. We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparison with such other companies. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measurements.
Organic sales and organic sales growth are non-GAAP financial measures. We define organic sales and organic sales growth rate as net sales and net sales growth rate as adjusted for acquisitions and divestitures and currency exchange rates. Sales from acquired businesses are excluded from the organic sales and organic sales growth calculation for the first 12 months following the acquisition date, while sales from divested businesses are excluded for the 12 months preceding the divestiture. Organic sales and organic sales growth are based on continuing operations and exclude sales from discontinued operations.

Free Cash Flow (“FCF”) is a non-GAAP liquidity measure. We define FCF as net cash flows provided by operating activities—continuing operations less purchases of property, plant and equipment plus proceeds from sale of property, plant and equipment.
Free Cash Flow Conversion is a non-GAAP liquidity measure. We define Free Cash Flow Conversion as free cash flow divided by adjusted net income (loss) from continuing operations.
Adjusted Gross Profit is a non-GAAP financial measure. We define Adjusted Gross Profit as net sales less cost of goods sold, excluding the purchase accounting impacts of acquisitions such as amortization related to technology-related intangible assets.
Adjusted Gross Profit Margin is a non-GAAP financial measure. We define Adjusted Gross Profit Margin as Adjusted Gross Profit divided by net sales.
Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) as adjusted for net (income) loss from discontinued operations, interest and financing expenses, income tax expense (benefit), depreciation and amortization, acquisition and divestiture expenses, restructuring expenses, equity appreciation rights expense, non-operating expenses (income), allocated Madison Industries costs, and non-recurring professional and consulting expenses.
Adjusted EBITDA Margin is a non-GAAP financial measure. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales for the same period.
Adjusted Net Income (Loss) is a non-GAAP financial measure. We define Adjusted Net Income (Loss) as net income (loss) as adjusted for certain items that impact comparability from period to period. These adjustments include net (income) loss from discontinued operations, amortization expense, acquisition and divestiture expenses, restructuring expenses, equity appreciation rights expense, non-operating expenses (income), allocated Madison Industries costs, non-recurring professional and consulting expenses, and the tax effect of net income (loss) adjustments.
Adjusted Earnings Per Share is a non-GAAP financial measure. We define Adjusted Earnings Per Share as Adjusted Net Income (Loss) divided by outstanding shares. The most directly comparable GAAP financial metric is earnings per share.
Adjusted Net Income Margin is a non-GAAP financial measure. We define Adjusted Net Income Margin as Adjusted Net Income divided by net sales for the same period.
Net debt is a non-GAAP liquidity measure. We define net debt as total debt adjusted for discounts and financing fees, net and cash and cash equivalents.
Net leverage is a non-GAAP liquidity measure. We define Net Leverage as net debt divided by Adjusted EBITDA on a trailing twelve-month basis (“TTM”).
Backlog is a key performance indicator used to assist us in evaluating the performance of our business. Backlog represents the total expected future revenue from confirmed customer orders that have been received but not yet shipped or rendered as of a given date. Backlog is applicable to sales of products and systems and services. However, the timing and conversion of backlog is subject to numerous uncertainties and risks and are not necessarily indicative of the amount of revenue to be earned in the upcoming fiscal year.
Reconciliations
The following table reconciles Adjusted Gross Profit to GAAP Gross Profit, the most directly comparable GAAP measure:

	Actuals
	Three months ended March 31,
	2026	2025
Net sales	$923.7	$690.4
Cost of goods sold (excluding intangible amortization)	(570.7)	(436.0)
Technology intangible amortization	(9.5)	(7.4)
Gross Profit	343.5	247.0
Technology intangible amortization	9.5	7.4
Adjusted Gross Profit	353.0	254.4
Gross Profit Margin	37.2%	35.8%
Adjusted Gross Profit Margin	38.2%	36.8%

The following table reconciles Adjusted Net Income to net income (loss), the most directly comparable GAAP measure in each of the periods:

	Actuals		Pro Forma(1)
	Three months ended March 31,		Three months ended March 31,
	2026	2025	2025
Net income (loss)	$43.0	$46.2	$(5.7)
Adjustments:
Net (income) loss from discontinued operations(2)	—	(1.0)	(1.0)
Amortization expense	40.9	25.2	40.6
Transaction related expenses(3)	4.0	0.9	45.0
Restructuring expenses(4)	2.3	0.1	2.0
Equity appreciation rights expense(5)	10.4	5.2	8.8
Non-operating expenses (income)(6)	0.7	(3.1)	(3.1)
Allocated Madison Industries costs(7)	10.0	3.2	3.2
Non-recurring professional and consulting expenses(8)	1.1	1.0	1.0
Gain on insurance proceeds(x)	—	—	—
Gain on legal settlement(x)	—	—	—
Tax effect of net income (loss) adjustments(9)	(19.9)	(7.7)	(22.8)
Adjusted Net Income	92.5	70.0	$68.0
Net sales	923.7	690.4
Net income (loss) margin	5%	7%
Adjusted Net Income (loss) margin	10%	10%
(1)Financial information presented on a Pro Forma basis solely to give effect to the AprilAire Acquisition as if such transaction had occurred on January 1, 2025. See the unaudited pro forma combined statements of operations filed as Exhibit 99.1 to this Quarterly Report on Form 10-Q for a description of the adjustments and assumptions underlying the Pro Forma financial information.
(2)Represents the results of discontinued operations from the divestiture of Nortek Global HVAC and its subsidiary.
(3)Represents direct transaction costs related to acquisition and divestiture activity, including transaction fees, due diligence costs, transfer taxes and other direct costs related to acquisition activities, changes in the fair value of contingent consideration, purchase accounting adjustments, and other acquisition related charges, such as integration charges and professional and legal fees, and gain on the disposition of business. Acquisition and divestiture expenses for the three months ended March 31, 2026 included $4.0 million in transaction expenses related to the Company's initial public offering. Acquisition and divestiture expenses for the three months ended March 31, 2025 included $0.9 million for costs incurred in connection with the AprilAire Acquisition.
(4)Represents costs and expenses in connection with various restructuring initiatives.
(5)Represents compensation expense under the equity appreciation rights plan (the “EAR Plan”) and amended equity appreciation rights plan (the “Amended EAR Plan”).
(6)Represents foreign currency gains and losses on corporate intercompany loans, gains and losses on sale of fixed assets, gains and losses on marketable securities and other non-operating items. For the three months ended March 31, 2026, these charges and gains primarily included the following: $0.1 million loss on disposal of fixed assets, and $0.4 million franchise tax expense. For the three months ended March 31, 2025, these charges and gains primarily included the following: $2.2 million foreign currency translation gain on intercompany loans, $1.1 million realized gain on marketable securities, and $0.3 million franchise tax expense.
(7)Represents indirect costs for support received from Madison Industries Holdings LLC (“Holdings”) for certain internal and external corporate activities including, but not limited to, consolidation accounting, legal, and other Holdings central and infrastructure-related services that will no longer be incurred following the consummation of the Company's IPO. This does not include services that will continue to be provided by Madison Industries International Holdings LLC (“Madison Industries International”) following the consummation of the offering pursuant to the Transition Services Agreement.
(8)Represents expenses for professional and consulting services related to non-recurring transactions. For the three months ended March 31, 2026, these services primarily included $0.8 million for one-time audit, legal, and consulting fees incurred to prepare for IPO and Sarbanes-Oxley Act (“SOX”) implementation and $0.3 million in consulting fees for productivity improvement projects. For the three months ended March 31, 2025, these services primarily included $0.7 million in consulting fees for productivity improvement projects, $0.1 million in legal fees tied to a favorable legal settlement reached in 2024, and $0.1 million in leadership recruiting and relocation fees.
(9)The tax effect from the above adjustments assumes an estimated worldwide marginal current tax rate of 28.7% for the three months ended March 31, 2026 and 24.5% for the three months ended March 31, 2025.

The following table reconciles Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and Adjusted EBITDA Margin to net income (loss) margin, the most directly comparable GAAP measure, in each of the periods:

	Actuals		Pro Forma(1)
	Three months ended March 31,		Three months ended March 31,
	2026	2025	2025
Net income (loss)	$43.0	$46.2	$(5.7)
Adjustments:
Net (income) loss from discontinued operations(2)	—	(1.0)	(1.0)
Interest and financing expenses	90.7	65.8	99.0
Income tax expense (benefit)	17.3	14.7	(0.9)
Depreciation and amortization	53.9	35.3	53.6
Transaction related expenses(3)	4.0	0.9	45.0
Restructuring expenses(4)	2.3	0.1	2.0
Equity appreciation rights expense(5)	10.4	5.2	8.8
Non-operating expenses (income)(6)	0.7	(3.1)	(3.1)
Allocated Madison Industries costs(7)	10.0	3.2	3.2
Non-recurring professional and consulting expenses(8)	1.1	1.0	1.0
Adjusted EBITDA	233.4	168.3	$201.9
Net sales	923.7	690.4	820.9
Net income (loss) margin	4.7%	6.7%	(0.7)%
Adjusted EBITDA Margin	25.3%	24.4%	24.6%
(1)Financial information presented on a Pro Forma basis solely to give effect to the AprilAire Acquisition as if such transaction had occurred on January 1, 2025. See the unaudited pro forma combined statements of operations filed as Exhibit 99.1 to this Quarterly Report on Form 10-Q for a description of the adjustments and assumptions underlying the Pro Forma financial information.
(2)Represents the results of discontinued operations from the divestiture of Nortek Global HVAC and its subsidiary.
(3)Represents direct transaction costs related to acquisition and divestiture activity, including transaction fees, due diligence costs, transfer taxes and other direct costs related to acquisition activities, changes in the fair value of contingent consideration, purchase accounting adjustments, and other acquisition related charges, such as integration charges and professional and legal fees, and gain on the disposition of business. Acquisition and divestiture expenses for the three months ended March 31, 2026 included $4.0 million in transaction expenses related to the Company's initial public offering. Acquisition and divestiture expenses for the three months ended March 31, 2025 included $0.9 million for costs incurred in connection with the AprilAire Acquisition.
(4)Represents costs and expenses in connection with various restructuring initiatives.
(5)Represents compensation expense under the EAR Plan.
(6)Represents foreign currency gains and losses on corporate intercompany loans, gains and losses on sale of fixed assets, gains and losses on marketable securities and other non-operating items. For the three months ended March 31, 2026, these charges and gains primarily included the following: $0.1 million loss on disposal of fixed assets, and $0.4 million franchise tax expense. For the three months ended March 31, 2025, these charges and gains primarily included the following: $2.2 million foreign currency translation gain on intercompany loans, $1.1 million realized gain on marketable securities, and $0.3 million franchise tax expense.
(7)Represents indirect costs for support received from Madison Industries Holdings LLC (“Madison Industries”) for certain internal and external corporate activities including, but not limited to, consolidation accounting, legal, and other Madison Industries corporate and infrastructure-related services that will no longer be incurred following the consummation of the Company's IPO. This does not include services that will continue to be provided by Madison Industries International Holdings LLC (“Madison Industries International”) following the consummation of the offering pursuant to the Transition Services Agreement.
(8)Represents expenses for professional and consulting services related to non-recurring transactions. For the three months ended March 31, 2026, these services primarily included $0.8 million for one-time audit, legal, and consulting fees incurred to prepare for initial public offering and SOX implementation and $0.3 in consulting fees for productivity improvement projects. For the three months ended March 31, 2025, these services primarily included $0.7 million in consulting fees for productivity improvement projects, $0.1 million in legal fees tied to a favorable legal settlement reached in 2024, and $0.1 million in leadership recruiting and relocation fees.

The following table reconciles Adjusted EPS to EPS from continuing operations, the most directly comparable GAAP measure in each of the periods:

	Three months ended March 31,
	2026	2025
EPS - continuing operations	$33,617	$36,762
Adjustments:
Net (income) loss from discontinued operations(1)	—	(1,000)
Amortization expense	40,900	25,200
Transaction related expenses(2)	4,000	900
Restructuring expenses(3)	2,300	100
Equity appreciation rights expense(4)	10,400	5,200
Non-operating expenses (income)(5)	675	(3,100)
Allocated Madison Industries costs(6)	10,000	3,200
Non-recurring professional and consulting expenses(7)	1,100	1,000
Tax effect of net income (loss) adjustments(8)	(19,904)	(7,730)
Adjusted EPS - continuing operations	$83,088	$60,532
(1)Represents the results of discontinued operations from the divestiture of Nortek Global HVAC and its subsidiary.
(2)Represents direct transaction costs related to acquisition and divestiture activity, including transaction fees, due diligence costs, transfer taxes and other direct costs related to acquisition activities, changes in the fair value of contingent consideration, purchase accounting adjustments, and other acquisition related charges, such as integration charges and professional and legal fees, and gain on the disposition of business. Acquisition and divestiture expenses for the three months ended March 31, 2026 included $4.0 million in transaction expenses related to the Company's initial public offering. Acquisition and divestiture expenses for the three months ended March 31, 2025 included $0.9 million for costs incurred in connection with the AprilAire Acquisition.
(3)Represents costs and expenses in connection with various restructuring initiatives.
(4)Represents compensation expense under the EAR and Amended EAR Plan.
(5)Represents foreign currency gains and losses on corporate intercompany loans, gains and losses on sale of fixed assets, gains and losses on marketable securities and other non-operating items. For the three months ended March 31, 2026, these charges and gains primarily included the following: $0.1 million loss on disposal of fixed assets, and $0.4 million franchise tax expense. For the three months ended March 31, 2025, these charges and gains primarily included the following: $2.2 million foreign currency translation gain on intercompany loans, $1.1 million realized gain on marketable securities, and $0.3 million franchise tax expense.
(6)Represents indirect costs for support received from Holdings for certain internal and external corporate activities including, but not limited to, consolidation accounting, legal, and other Holdings central and infrastructure-related services that will no longer be incurred following the consummation of the Company's initial public offering. This does not include services that will continue to be provided by Madison Industries International following the consummation of the offering pursuant to the Transition Services Agreement.
(7)Represents expenses for professional and consulting services related to non-recurring transactions. For the three months ended March 31, 2026, these services primarily included $0.8 million for one-time audit, legal, and consulting fees incurred to prepare for initial public offering and SOX implementation and $0.3 million in consulting fees for productivity improvement projects. For the three months ended March 31, 2025, these services primarily included $0.7 million in consulting fees for productivity improvement projects, $0.1 million in legal fees tied to a favorable legal settlement reached in 2024, and $0.1 million in leadership recruiting and relocation fees.
(8)The tax effect from the above adjustments assumes an estimated worldwide marginal current tax rate of 28.7% for the three months ended March 31, 2026 and 24.5% for the three months ended March 31, 2025.
The following table reconciles Free Cash Flows to cash flows provided by (used in) operating activities, the most directly comparable GAAP measure, and calculates FCF Conversion in each of the periods:

	Three months ended March 31,
	2026	2025
Net cash flows provided by operating activities	$57.8	$54.6
Net cash flows (used in) provided by operating activities – discontinued operations	—	(0.3)
Net cash flows provided by operating activities— continuing operations	57.8	54.9
Purchases of property, plant and equipment	(7.4)	(4.5)
Proceeds from disposal of property, plant and equipment	—	—
FCF	$50.4	$50.4
Net income (loss) from continuing operations	43.0	45.2
Operating cash flow conversion—continuing operations	134.4%	121.5%
FCF Conversion	117.2%	111.5%
The following table reconciles Organic Sales to net sales, the most directly comparable GAAP measure in each of the periods:

	Actuals
	Three months ended March 31,
	2026	2025
Net sales	$923.7	$690.4
Less: Net income (loss) attributable to AprilAire	(152.8)	—
Organic sales	770.9	690.4

The following table reconciles Net Leverage to total debt, the most directly comparable GAAP measure, and calculates Net Leverage Ratio in each of the periods:

	Pro Forma(1)		Actuals
	March 31, 2026		March 31, 2026		December 31, 2025
Total debt	$3,064.5		$5,648.7		$5,650.4
Adjustments:
Discounts and financing fees, net	63.8		63.8		68.6
Cash and cash equivalents	(228.6)		(228.6)		(208.4)
Net Debt	$2,899.7		$5,483.9		$5,510.6
Net income (loss), TTM(1)	$106.8		$106.8		$58.1
Adjusted EBITDA, TTM(1)	$968.1		$968.1		$936.6
Total debt to Net income (loss)	28.7	x	52.9	x	97.3	x
Net Leverage	3.0	x	5.7	x	5.9	x
(1)Financial information presented on a Pro Forma basis to give effect to the AprilAire Acquisition as if such transaction had occurred on January 1, 2025 and prepayment of debt of $2,584.2 million had it occurred prior to March 31, 2026. See the unaudited pro forma combined statements of operations filed as Exhibit 99.1 to this Quarterly Report on Form 10-Q for a description of the adjustments and assumptions underlying the Pro Forma financial information.

FORWARD-LOOKING STATEMENTS. This press release and the corresponding presentation contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. Forward-looking statements are subject to risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our guidance, financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “positions,” “likely,” “target,” “goal,” “strategy” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our future results of operations, estimated and projected costs, expenditures, cash flows, margin expansion, growth rates and financial results or our plans and objectives for future operations, growth initiatives or strategies are forward-looking statements.
All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: our estimates of the size of the markets we serve, including our total addressable market and the runway for growth in those markets, prove to be inaccurate; an inability to reduce or effectively manage our significant indebtedness and interest expense; a failure to develop and maintain effective internal control over financial reporting, including a failure to design and implement sufficient controls to remediate our material weaknesses; the markets into which we sell our products and services decline, do not grow as expected, experience cyclicality or shift towards products or services outside of our portfolio; changes in the general economy, the housing market or other business conditions; difficulties executing, integrating or realizing expected benefits from acquisitions, dispositions or joint ventures, or exposure to unexpected liabilities from such transactions; the restrictions imposed on our ability to conduct primary follow-on equity offerings during the two-year period following the organizational transactions and associated limitations on our ability to raise equity capital to fund growth initiatives, acquisitions or other strategic opportunities; increasing competitive pressures in our industry and the markets in which we operate; difficulties implementing our 80/20 operating model or other strategies intended to improve organic growth, including our AI initiatives; an inability to demonstrate or communicate the benefits of our Return on Air value proposition; the loss of key customers; delays, failures or other challenges in developing and commercializing new versions of our products or new features and accessories; unsuccessful efforts to expand into adjacent markets; supplier shortages, rising raw material costs or disruptions in our distribution network; disruption of our operations in our manufacturing facilities, wholesale locations or key customer operations, including as a result of tariffs or other trade policies; changes in government regulations, trade policies and tariffs; and other factors disclosed in our filings with the Securities and Exchange Commission.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this press release and in the accompanying presentation are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Conference Call Details
Madison Air will host a conference call at 8:30 a.m (ET) today to discuss first quarter results. A live webcast and replay will be available at https://investors.madisonair.com/events. In connection with this press release and conference call, the Company has posted an investor presentation for the three months ended March 31, 2026 on its website at https://investors.madisonair.com.
About Madison Air
Madison Air (NYSE: MAIR) is an air quality solutions provider serving priority commercial and residential markets. Through its portfolio of trusted brands, including Addison, AprilAire, Big Ass Fans, Broan-NuTone, Nortek Air Solutions, Nortek Data Center Cooling and Reznor, the Company helps customers improve performance, protect critical assets and create healthier indoor environments. Madison Air's mission is to make the world safer, healthier and more productive through the power of better air.
Investor Relations:
Email: IR@MadisonAir.com
Media Contact:
Email: ccarey@MadisonAir.com